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                                                                   Exhibit 23.2

                       CONSENT OF INDEPENDENT ACCOUNTANTS

        We hereby consent to the use in this registration statement on Form S-1 (File No. 333-75523) of our report dated March 26, 1999 relating to the combined financial statements of Enhanced Response Technologies, Inc. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such registration statement.


/s/ PricewaterhouseCoopers LLP


PricewaterhouseCoopers LLP

Chicago, Illinois
August 12, 1999